UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2010 (May 24, 2010)
Date of Report (Date of earliest event reported)

TapImmune Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way NE, Suite 400 Bellevue, WA 98004		V6N 3E6
(Address of principal executive offices)		(Zip Code)

425-462-2556
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

TapImmune Inc. (the “Company”) closed its sale of Senior Convertible Notes due on May 24, 2011 (collectively, the “Notes”) in the amount of $1,530,000 as described in our Form 8-K current report filed on May 18, 2010.

Item 7.01                      Regulation FD Disclosure.

On May 24, 2010, we issued a press release entitled “TapImmune Inc. Closes Institutional Financing Totaling $1.53 million.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

99.1	Press Release entitled “TapImmune Inc. Closes Institutional Financing Totaling $1.53 million” dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By: /s/ Denis Corin
Denis Corin
President

May 24, 2010